UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2006
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Commission File Number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York) 52 Farm View Drive New Gloucester, Maine 04260-5116 (207) 688-6300 www.energyeast.com	14-1798693

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

NYSEG Electric Rate Plan Extension

On August 23, 2006, the New York State Public Service Commission (NYPSC) issued an order requiring New York State Electric & Gas Corporation (NYSEG), a wholly owned subsidiary of Energy East Corporation (Energy East), to reduce its electric distribution rates effective January 1, 2007, by approximately $36 million or 6%. A copy of a news release issued by NYSEG is provided as Exhibit 99-1.

Additional details of the NYPSC's order include:

    The NYPSC, based on its advisory staff's recommendation, changed the Administrative Law Judges' recommended decision and used Energy East's consolidated common equity ratio of 41.6% to set rates (rather than NYSEG's actual 50.6% equity ratio), applied to an electric rate base of $1.46 billion. The authorized return on equity (ROE) is 9.55%. The use of a 41.6% equity ratio instead of NYSEG's actual equity ratio has the effect of providing a debt return on approximately $120 million of NYSEG equity.
    Significantly modifying NYSEG's commodity options program, including:
      Use of a variable rate supply option as the default for all customers not making a supply election, as opposed to the current fixed price option default.
      A reduction in the allowance, from 35% to 24%, used to set the supply rate to cover the costs of providing fixed price electricity at retail.
      The use of an earnings collar for supply of plus/minus $5 million with 80/20 (customers/shareholders) sharing outside the collar. NYSEG currently can earn 300 basis points ROE on supply (approximately $21 million) after which earnings are shared 50/50 between customers and shareholders.
    Requiring NYSEG to provide a one-time refund to customers of $77 million from its asset sale gain account. The exact timing and method of refund is to be determined in a proceeding to be initiated in the next 30 days.
    Imposing significant new reporting requirements and requiring a separate proceeding to examine NYSEG's accounting for post-retirement medical (OPEB) costs since 1999. The NYPSC staff has alleged that NYSEG should increase its OPEB reserve by $57 million and reduce rate base accordingly.

NYSEG is required to provide the fixed price option to customers for 2007. This provision is optional for 2008 and NYSEG must petition the NYPSC if it desires to continue the fixed price option after 2008.

The NYPSC order will have a significant adverse effect on NYSEG's profitability, cash flows and financial condition. Therefore, NYSEG will be forced to take a series of major cost reduction initiatives. In addition, NYSEG intends to pursue all legal avenues to recover legitimate costs and earn a just and reasonable return.

NYSEG and Energy East continue to evaluate the effects of the NYPSC order and are currently unable to predict the extent to which those effects can be mitigated.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits
99-1	New York State Electric & Gas Corporation's news release dated August 23, 2006.

Forward-looking Statements: This Form 8-K contains certain forward-looking statements that are based on management's current expectations and information that is currently available. Whenever used in this report, the words "estimate," "expect," "believe," "anticipate," or similar expressions are intended to identify such forward-looking statements. For a discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward-looking Statements" in Energy East's Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent Quarterly reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 25, 2006	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Vice President, Controller & Chief Accounting Officer